                                              Jurisdiction of         Names under which
Subsidiary                                     Incorporation          Subsidiaries do Business
---------------------------------------------------------------------------------------------------------------------
Advanced Assembly Automation, Inc.            Ohio                    Advanced Assembly Automation, Inc.

Armac Industries, Co.                         Delaware                Armac Industries, Co.

Assembly Machines, Inc.                       Pennsylvania            Assembly Machines, Inc.

Assembly Technology & Test, Inc.              Delaware                Assembly Technology and Test, Inc.

Assembly Technology & Test Limited            England and Wales       Assembly Technology & Test Limited

Assembly Technologie & Automation GmbH        Germany                 Assembly Technologie & Automation GmbH

Detroit Tool and Engineering Company          Delaware                Detroit Tool and Engineering Company
                                                                      Peer

Detroit Tool Metal Products Co.               Missouri                Detroit Tool Metal Products Co.

DT Canada Inc.                                New Brunswick,          DT Canada Inc.
                                                Canada

DT Capital Trust                              Delaware                DT Capital Trust

DT Industries Foreign Sales Corporation       Barbados, West          DT Industries Foreign Sales Corporation
                                                Indies

DT Industries (UK) Limited                    England and Wales       DT Industries (UK) Limited
                                                                      C.E. King

DT Industries (UK) II Limited                 England and Wales       DT Industries (UK) II Limited

DT Resources, Inc.                            Delaware                DT Resources, Inc.

Hansford Manufacturing Corporation            New York                Hansford Manufacturing Corporation

Kalish Inc.                                   New Brunswick,          Kalish Inc.
                                                Canada

Pharma Group, Inc.                            Delaware                Stokes-Merrill Corporation
                                                                      Stokes
                                                                      Merrill
                                                                      Lakso
                                                                      Kalish
                                                                      Scheu & Kniss

Mid-West Automation Enterprises, Inc.         Illinois                Mid-West Automation Enterprises, Inc.

Mid-West Automation Systems, Inc.             Illinois                Mid-West Automation Systems, Inc.

Sencorp Systems, Inc.                         Delaware                Sencorp Systems, Inc.

Swiftpack Automation Limited                  England and Wales       Swiftpack Automation Limited

Vanguard Technical Solutions, Inc.            Delaware                Vanguard Technical Solutions, Inc.
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